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                                                                   EXHIBIT 99.1

                             FORM OF REVOCABLE PROXY

                             FALMOUTH BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS

                 TO BE HELD ON         AT          , LOCAL TIME

         The undersigned stockholder of Falmouth Bancorp, Inc. (the "Company")
hereby appoints         and         , and each of them, with full power of
substitution, to represent and vote as proxy, all shares of common stock of the
Company held of record by the undersigned on         , 2004 at the Special
Meeting of Stockholders (the "Special Meeting") of the Company to be held on
         at         , local time, or at any and all adjournments thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy
Statement, dated         , 2004, held of record by the undersigned on         ,
2004 and upon all such other matters as may properly come before the Special Meeting with all powers the undersigned would possess if personally present. The undersigned hereby revokes all prior proxies.

         The Board of Directors unanimously recommends a vote "FOR" the proposal in Item 1 and a vote "FOR" the proposal in Item 2.

         1. To approve and adopt the Agreement and Plan of Merger dated as of January 8, 2004 among Independent Bank Corp., INDB Sub, Inc. and Falmouth Bancorp, Inc.

            FOR  [  ]        AGAINST  [  ]        ABSTAIN  [  ]

         2. To adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.

            FOR  [  ]        AGAINST  [  ]        ABSTAIN  [  ]

         In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting and any and all adjournments thereof.

         If this proxy is properly executed and returned, the shares represented hereby will be voted as directed. If a choice is specified by the stockholder with respect to any matter to be acted upon, the shares will be voted upon that matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

         Please sign this proxy exactly as your name appears on this proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, please sign in partnership name by general partner or other authorized person.

         Please be sure to sign and date                     Date:

         this Proxy in the box below.

             Stockholder sign above                Co-holder (if any) sign above

Dear Stockholder:

         Please take note of the important Company information enclosed with this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card above to indicate how your shares shall be voted. Then sign the card, detach it (except if filled out below) and return your proxy in the enclosed postage-paid envelope. Your vote must be received prior to the Special Meeting, to be held
on         , 2004.



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         Thank you in advance for your prompt consideration of these matters.

Sincerely,

Falmouth Bancorp, Inc. Mark box at right if address change has been noted below.

   PLEASE VOTE, DATE, AND SIGN ABOVE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.